                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No. 0)

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                    SOTHEBY'S HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                            SOTHEBY'S HOLDINGS, INC.

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                           TO BE HELD APRIL 29, 1997

To the Shareholders of
  SOTHEBY'S HOLDINGS, INC.

    The Annual Meeting of Shareholders of SOTHEBY'S HOLDINGS, INC. (the "Company") will be held on Tuesday, April 29, 1997, at Sotheby's, 34-35 New Bond Street, London, England, at 10 o'clock in the forenoon, local time, for the following purposes:

        1. To elect twelve (12) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

        2. To approve the Amended and Restated Sotheby's Holdings, Inc. Director Stock Ownership Plan;

        3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1997; and

        4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on March 17, 1997 as the record date for determining the shareholders that are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponements thereof.

                                          By Order of the Board of Directors
                                          A. ALFRED TAUBMAN, Chairman

Bloomfield Hills, Michigan
March 26, 1997

    SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE MEETING IN PERSON ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT IN THE ACCOMPANYING ENVELOPE IN ORDER THAT THE NECESSARY QUORUM MAY BE ASSURED. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

                            SOTHEBY'S HOLDINGS, INC.
                             500 N. WOODWARD AVENUE
                                   SUITE 100
                        BLOOMFIELD HILLS, MICHIGAN 48304

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 29, 1997

    This Proxy Statement is furnished in connection with the solicitation of proxies (each, a "Proxy") by and on behalf of the Board of Directors of Sotheby's Holdings, Inc. (the "Company"), for use at the annual meeting of shareholders and at any adjournment or adjournments thereof (the "Meeting") to be held, for the purposes set forth in the accompanying Notice of Annual Meeting, on Tuesday, April 29, 1997, at Sotheby's, 34-35 New Bond Street, London, England ("Sotheby's U.K."), at 10 o'clock in the forenoon, local time. The Company expects to mail this Proxy Statement on or about March 26, 1997.

    Valid Proxies will be voted as specified thereon at the Meeting. Any shareholder giving a Proxy in the accompanying form retains the power to revoke the Proxy, by written notice to the Company, at any time prior to its exercise. In addition, attendance at the Meeting will not constitute a revocation of a Proxy unless the shareholder affirmatively indicates at the Meeting that such shareholder intends to vote the shares in person.

                                 ANNUAL REPORT

    The Annual Report of the Company for the year ended December 31, 1996, including financial statements audited by Deloitte & Touche LLP , independent auditors, and their reports thereon dated February 28, 1997, is being mailed with this Proxy Statement to each of the Company's shareholders of record at the close of business on March 17, 1997. IN ADDITION, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE SENT TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO INVESTOR RELATIONS, C/O SOTHEBY'S, INC., 1334 YORK AVENUE, NEW YORK, NEW YORK 10021.

                               VOTING SECURITIES

    The holders of record of shares of Class A Limited Voting Common Stock, par value $0.10 per share (the "Class A Common Stock"), or shares of Class B Common Stock, par value $0.10 per share (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"), of the Company at the close of business on March 17, 1997, are entitled to vote at the Meeting. On that date, there were outstanding and entitled to vote 38,839,834 shares of Class A Common Stock, entitled to one vote per share, and 17,219,847 shares of Class B Common Stock, entitled to ten votes per share. At the Meeting, the holders of Class A Common Stock, voting as a class, will elect three directors, and the holders of Class B Common Stock, voting as a class, will elect the remaining nine directors.

    With respect to all matters that may properly come before the Meeting (other than the election of directors), holders of Common Stock will vote as a single class.

    Unless contrary instructions are indicated on the Proxy, all shares of Common Stock represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted:

        (1) FOR the election of the nominees for directors named in the Proxy;

        (2) FOR the approval of the Amended and Restated Sotheby's Holdings, Inc. Director Stock Ownership Plan; and

        (3) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors.

    Other than the election of directors, all matters that may properly come before the Meeting require the affirmative vote of a majority of the votes cast at the Meeting. Holders of Class A Common Stock elect three directors by a plurality of the votes cast by such holders at the Meeting, and holders of Class B Common Stock elect nine directors by a plurality of the votes cast by such holders at the Meeting.

    Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions for a particular matter, those shares ("Non-Voting Shares") will not be included in the vote totals for that matter but will be counted for determining the presence of a quorum. Consequently, Non-Voting Shares will not affect the determination of whether a matter is approved.

    Shares voted to abstain regarding a particular matter ("Abstaining Shares") will not be counted in determining whether a matter is approved. Accordingly, Abstaining Shares will not affect the determination of whether a matter is approved.

    The Company knows of no business other than that set forth above to be transacted at the Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the Proxy to vote in accordance with their judgment on such matters.

                             ELECTION OF DIRECTORS

    Twelve directors are to be elected at the Meeting to serve until the next annual meeting and until their respective successors have been elected and qualified. All of the nominees are now members of the Board of Directors. Directors are elected by a plurality of the votes cast at the Meeting.

    The shares of Class A Common Stock represented by the enclosed Proxy, if given and unless otherwise specified, will be voted by the persons named as proxies for the election of the following individuals nominated by the Board of
Directors:

                                                                                 YEAR FIRST
                                   NAME                                      ELECTED A DIRECTOR
---------------------------------------------------------------------------  -------------------
Walter J. P. Curley........................................................            1993
Max M. Fisher..............................................................            1983
A. Alfred Taubman..........................................................            1983

    The shares of Class B Common Stock represented by the enclosed Proxy, if given and unless otherwise specified, will be voted by the persons named as proxies for the election of the following individuals nominated by the Board of
Directors:

                                                                                 YEAR FIRST
                                   NAME                                      ELECTED A DIRECTOR
---------------------------------------------------------------------------  -------------------
Conrad Black...............................................................            1997
Viscount Blakenham.........................................................            1987
Kevin A. Bousquette........................................................            1996
Diana D. Brooks............................................................            1992
Lord Camoys................................................................            1993
The Rt. Hon. The Earl of Gowrie............................................            1985
The Marquess of Hartington.................................................            1994
Henry R. Kravis............................................................            1996
Simon de Pury..............................................................            1995

    It is not contemplated that any of the nominees will be unable or unwilling to serve; however, if any nominee is unable or unwilling to serve, it is intended that the shares represented by the Proxy, if given and unless otherwise specified therein, will be voted for a substitute nominee or nominees designated by the Board of Directors. Additional information regarding the nominees is contained under the caption "Management."

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 28, 1997 by its directors, executive officers and 5% shareholders. The Company has relied upon information supplied by its officers, directors and certain shareholders and upon information contained in filings with the Securities and Exchange Commission. Each share of Class B Common Stock is freely convertible into one share of Class A Common Stock. Accordingly, under the applicable rules of the Securities and Exchange Act of 1934 (the "Exchange Act"), holders of Class B Common Stock are deemed to own an equal number of shares of Class A Common Stock. For purposes of the calculation of the percentage of each class that each Named Executive Officer (as such term is defined under the caption "Compensation of Executive Officers"), director and 5% shareholder beneficially owns, the number of shares of such class deemed to be outstanding is the sum of all outstanding shares of such class plus the number of shares that such beneficial owner has, or is deemed to have, the right to acquire by the exercise of options or conversion.

            CLASS A AND CLASS B COMMON STOCK OWNERSHIP OF DIRECTORS,

                     EXECUTIVE OFFICERS AND 5% SHAREHOLDERS

                                   CLASS A COMMON STOCK          CLASS B COMMON STOCK
                                ---------------------------   --------------------------
DIRECTORS, EXECUTIVE OFFICERS      NUMBER OF       PERCENT       NUMBER OF      PERCENT
     AND 5% SHAREHOLDERS             SHARES        OF CLASS       SHARES        OF CLASS
------------------------------  ----------------   --------   ---------------   --------
The Honorable Conrad M.                    1,643(1)   *                     0     *
  Black.......................
  Telegraph Group Ltd
  1 Canada Square
  Canary Wharf
  London E145 DT England
Viscount Blakenham............             2,393(1)   *                     0     *
  Pearson plc
  3-5 Burlington Gardens
  London WIX ILE England
Kevin A. Bousquette...........            77,000(2)   *                68,000(3)   *
  c/o Sotheby's, Inc.
  1334 York Avenue
  New York, New York 10021
Diana D. Brooks...............           565,000(4)    1.4%           565,000(5)    3.2%
  c/o Sotheby's, Inc.
  1334 York Avenue
  New York, New York 10021
Lord Camoys...................             3,500     *                      0     *
  c/o Sotheby's
  34-35 New Bond Street
  London W1 2AA England
Ambassador Walter J.P.                     3,250(6)   *                     0     *
  Curley......................
  450 Park Avenue
  Suite 2104
  New York, New York 10022
Max M. Fisher.................         2,492,938(1)(7)    6.0%       2,490,545(8)   14.5%
  2700 Fisher Building
  Detroit, MI 48202

                                   CLASS A COMMON STOCK          CLASS B COMMON STOCK
                                ---------------------------   --------------------------
DIRECTORS, EXECUTIVE OFFICERS      NUMBER OF       PERCENT       NUMBER OF      PERCENT
     AND 5% SHAREHOLDERS             SHARES        OF CLASS       SHARES        OF CLASS
------------------------------  ----------------   --------   ---------------   --------
FMR Corp. ....................         4,968,450     12.8%                  0     *
  82 Devonshire Street
  Boston, MA 02109
GeoCapital Corporation........         2,371,958      6.1%                  0     *
  767 Fifth Avenue
  New York, New York 10153
The Rt. Hon. The Earl of                   2,250(6)   *                     0     *
  Gowrie......................
  c/o Sotheby's
  34-35 New Bond Street
  London W1 2AA England
The Marquess of Hartington....             8,393(1)   *                     0     *
  Beamsley Hall
  Bolton Abbey, Skipton
  North Yorkshire, BD23 6HD
  England
Henry R. Kravis...............             1,643(1)   *                     0     *
  c/o Kohlberg Kravis Roberts
  & Co.
  9 West 57th Street
  New York, New York 10019
NewSouth Capital Management,           1,980,579      5.1%                  0     *
  Inc. .......................
  755 Crossover Lane, Suite
  233
  Memphis, TN 38117
Portfolio D Investors, LP              4,071,900(9)   10.5%                 0     *
  and.........................
  Other Related Parties
  201 Main Street, Suite 2600
  Fort Worth, Texas 76102
Simon de Pury.................           153,600(10)   *              153,600(11)   *
  c/o Sotheby's
  13 Quai du Mont Blanc
  CH-12-01 Geneva, Switzerland
William F. Ruprecht...........            87,800(12)   *               87,800(13)   *
  c/o Sotheby's, Inc.
  1334 York Avenue
  New York, New York 10021
A. Alfred Taubman.............        13,243,821(1)(14)   25.4%      13,241,328(15)   76.9%
  200 E. Long Lake Road
  Bloomfield Hills, MI 48304
Julian Thompson...............           119,600(16)   *              109,600(17)   *
  c/o Sotheby's
  34-35 New Bond Street
  London W1 2AA England
Henry Wyndham.................            45,000(18)   *               45,000(19)   *
  c/o Sotheby's
  34-35 New Bond Street
  London, W1 2AA England

                                   CLASS A COMMON STOCK          CLASS B COMMON STOCK
                                ---------------------------   --------------------------
DIRECTORS, EXECUTIVE OFFICERS      NUMBER OF       PERCENT       NUMBER OF      PERCENT
     AND 5% SHAREHOLDERS             SHARES        OF CLASS       SHARES        OF CLASS
------------------------------  ----------------   --------   ---------------   --------
Directors and Executive
  Officers
  as a Group..................        16,951,315(20)   30.5%       16,870,706(20)   92.6%

------------------------

*   Represents less than 1%.

(1) This figure includes 1,643 shares of Class A Common Stock earned under the Amended and Restated Sotheby's Holdings, Inc. Director Stock Ownership Plan, which is subject to shareholder approval.

(2) In addition to 9,000 shares of Class A Common Stock that Mr. Bousquette owns, this figure includes 68,000 shares of Class A Common Stock that Mr. Bousquette has the right to acquire by exercising options for shares of Class B Common Stock and converting such shares.

(3) This figure represents 68,000 shares of Class B Common Stock that Mr. Bousquette has the right to acquire by exercising options.

(4) This figure includes 82,000 shares of Class A Common Stock that Ms. Brooks has the right to acquire by converting shares of Class B Common Stock and 483,000 shares of Class A Common Stock that she has the right to acquire by exercising options for shares of Class B Common Stock and converting such shares.

(5) In addition to 82,000 shares of Class B Common Stock that Ms. Brooks owns, this figure includes 483,000 shares of Class B Common Stock that Ms. Brooks has the right to acquire by exercising options.

(6) This figure includes 1,500 shares of Class A Common Stock earned under the Amended and Restated Sotheby's Holdings, Inc. Director Stock Ownership Plan, which is subject to shareholder approval.

(7) In addition to 750 shares of Class A Common Stock that Mr. Fisher owns as trustee of his grantor trust, this figure includes 1,840,921 shares of Class A Common Stock that Mr. Fisher has the right to acquire by converting shares of Class B Common Stock. Mr. Fisher disclaims beneficial ownership of all shares of Class A Common Stock other than the 2,393 shares of Class A Common Stock and the 1,830,161 shares relating to the shares of Class B Common Stock held by him as trustee of his grantor trust. See footnote 8 below.

(8) This figure includes 10,760 shares of Class B Common Stock owned by various family trusts of which Mr. Fisher is a co-trustee and 1,830,161 shares of Class B Common Stock that Mr. Fisher holds as trustee of his grantor trust. This figure also includes 649,624 shares owned by Martinique Hotel, Inc., a corporation owned by Mr. Fisher's family. This figure excludes 56,519 shares of Class B Common Stock owned by various family trusts of which Mr. Fisher's wife is a co-trustee. Mr. Fisher disclaims beneficial ownership of all shares other than those held by him as trustee of his grantor trust.

(9) This figure includes the total number of shares of Class A Common Stock owned by the following persons or entities: Trinity Capital Management, Inc., Trinity I Fund, L.P., TF Investors L.P., Thomas M. Taylor, Portfolio D Investors, L.P., Portfolio Associates, Inc., Portfolio Partners, L.P., The Bass Management Trust, Sid R. Bass, Nancy L. Bass, Sid R. Bass Management Trust, Perry Bass, Lee M. Bass, and E.P. Bass. This figure also includes 135,800 shares of Class A Common Stock owned by Thomas M. Taylor, Trinity Capital Management, Inc., TF Investors L.P., Trinity I Fund, L.P., Portfolio Associates, Inc., and Portfolio D Investors, L.P.

(10) This figure represents 153,600 shares of Class A Common Stock that Mr. de Pury has the right to acquire by exercising options for shares of Class B Common Stock and converting such shares.

(11) This figure represents 153,600 shares of Class B Common Stock that Mr. de Pury has the right to acquire by exercising options.

(12) This figure represents 87,800 shares of Class A Common Stock that Mr. Ruprecht has the right to acquire by exercising options for shares of Class B Common Stock and converting such shares.

(13) This figure represents 87,800 shares of Class B Common Stock that Mr. Ruprecht has the right to acquire by exercising options.

(14) In addition to 850 shares of Class A Common Stock that Mr. Taubman owns as trustee of his grantor trust, this figure includes 9,772,698 shares of Class A Common Stock that he has the right to acquire by converting shares of Class B Common Stock that Mr. Taubman owns as trustee of his grantor trust and also includes 3,468,630 shares of Class A Common Stock that he has the right to acquire by converting shares of Class B Common Stock owned by Taubman Investments Limited Partnership, over which shares he has sole voting and dispositive control.

(15) This figure includes 9,772,698 shares of Class B Common Stock owned by Mr. Taubman and 3,468,630 shares of Class B Common Stock owned by Taubman Investments Limited Partnership, over which shares Mr. Taubman has sole voting and dispositive control. This figure excludes 792,830 shares of Class B Common Stock owned by Judith Taubman, his wife. Mr. Taubman disclaims beneficial ownership of all shares of Class B Common Stock owned by Judith Taubman.

(16) This figure includes 65,000 shares of Class A Common Stock that Mr. Thompson has the right to acquire by converting shares of Class B Common Stock; 44,600 shares of Class A Common Stock that he has the right to acquire by exercising options for shares of Class B Common Stock and converting such shares; and 10,000 shares of Class A Common Stock owned by his wife, Jacqueline Mary Thompson.

(17) In addition to 65,000 shares of Class B Common Stock that Mr. Thompson owns, this figure includes 44,600 shares of Class B Common Stock that Mr. Thompson has the right to acquire by exercising options.

(18) This figure represents 45,000 shares of Class A Common Stock that Mr. Wyndham has the right to acquire by exercising options for shares of Class B Common Stock and converting such shares.

(19) This figure represents 45,000 shares of Class B Common Stock that Mr. Wyndham has the right to acquire by exercising options.

(20) See above notes.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    All directors of the Company are elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. Officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board. The directors and executive officers of the Company (including certain officers of certain principal subsidiaries and divisions) are as follows:

NAME                                               AGE                             PRESENT TITLE
---------------------------------------------      ---      ------------------------------------------------------------
George Bailey................................          43   Managing Director, Sotheby's Europe
Conrad Black.................................          52   Director
Viscount Blakenham...........................          59   Director
Kevin A. Bousquette..........................          39   Executive Vice President and Chief Operating Officer;
                                                            Director
Diana D. Brooks..............................          46   President and Chief Executive Officer; Director
Lord Camoys..................................          57   Deputy Chairman
Walter J. P. Curley..........................          74   Director
Max M. Fisher................................          88   Vice Chairman
The Rt. Hon. The Earl of Gowrie..............          57   Director
The Marquess of Hartington...................          53   Deputy Chairman
Henry R. Kravis..............................          53   Director
Simon de Pury................................          45   Chairman, Sotheby's Europe; Director
William F. Ruprecht..........................          41   Managing Director, Sotheby's North and South America
William S. Sheridan..........................          43   Senior Vice President and Chief Financial Officer
A. Alfred Taubman............................          72   Chairman
Julian Thompson..............................          56   Co-Chairman, Sotheby's Asia; Director
Henry Wyndham................................          43   Chairman, Sotheby's (U.K.)
Mitchell Zuckerman...........................          51   President, Sotheby's Financial Services, Inc.

    Mr. Bailey was appointed Managing Director of Sotheby's Europe in January 1994. From 1992 through 1993, he served as director of business development, Sotheby's Europe. From 1987 to 1992, Mr. Bailey was the director of operations, Sotheby's (U.K.).

    Mr. Black became a director of the Company in February 1997. He is the Chairman and Chief Executive Officer of Hollinger Inc. and its subsidiary, Hollinger International Inc., a publisher of English language newspapers, and the Chairman of Telegraph Group Limited. Mr. Black is also Chairman and Chief Executive Officer of Southam Inc. and serves as a director of the Canadian Imperial Bank of Commerce, Brascan Limited, Eatons of Canada Ltd., the Financial Post Co., and Livent Inc. He also is a member of the advisory boards of The National Interest, Gulfstream Aerospace Corporation, and The Council on Foreign Relations.

    Lord Blakenham became a director of the Company in 1987. Since 1961, he has served in various executive positions with Pearson plc, a British media company that serves worldwide information, education and entertainment markets and that has a substantial interest in the three Lazard investment banking firms. He has been Executive Chairman of Pearson plc since 1983. Lord Blakenham is a Managing Director of Lazard Brothers & Co., Limited, an investment banking firm, and the non-executive Chairman of MEPC plc, a commercial real estate investment and development company.

    Mr. Bousquette became a director of the Company and was appointed Executive Vice President and Chief Operating Officer of the Company in September 1996. He had been the Company's Chief Financial Officer from March 1993 to November 1996 and a Senior Vice President of the Company from March 1993 to September 1996. From 1985 to 1992, Mr. Bousquette was an executive at Kohlberg Kravis Roberts & Co., L.P., a merchant banking firm, and a limited partner of KKR Associates, L.P.

    Ms. Brooks was appointed President and Chief Executive Officer of the Company in April 1994. From March 1993 until April 1994, Ms. Brooks served as President and Chief Executive Officer of Sotheby's, a division which conducts the Company's worldwide auction business. She has been Chief Executive Officer of Sotheby's, Inc. since 1990 and President of Sotheby's, Inc., responsible for North and South American operations, since 1987. Ms. Brooks joined the Company in 1979 and has been a director since 1992.

    Lord Camoys became a director of the Company in October 1993 and assumed the role of Deputy Chairman of the Company, effective April 1, 1994. Since 1989, he has been Deputy Chairman of Barclays de Zoete Wedd Holdings Limited, the international investment banking arm of Barclays Group. Lord Camoys is a director of 3i Group plc, an investment group, and Perpetual Group plc and is Deputy Chairman of National Provident Institution.

    Mr. Curley has been a director of the Company since April 1993. From 1989 to March 1993, Mr. Curley served as U.S. Ambassador to France. Mr. Curley is a director of American Exploration Company, an oil and gas exploration and development company, and The France Growth Fund, a closed end investment company. He is also a member of the International Advisory Committee of Compagnie Financiere de Paribas, an international bank, Chairman of the French American Foundation, President of the Curley Land Company, a family real estate company, and a Trustee of the Frick Collection.

    Mr. Fisher is a private investor and has been Vice Chairman of the Company since 1986 and a director of the Company since 1983. Mr. Fisher is a director of Comerica, Inc., a bank holding company.

    Lord Gowrie has been a director of the Company since 1985 and served as chairman of Sotheby's International from 1985 through 1987. From 1987 through 1993, Lord Gowrie served as chairman of Sotheby's Europe, which then encompassed the United Kingdom, Europe, Asia and Australia. Lord Gowrie was appointed Chairman of the Arts Council, which administers grants to arts groups in Great Britain, effective April 1994, and became Chairman of Development Securities, a property holdings and development company, in June 1996. He is a director of Verity plc, an audio and music equipment manufacturer, Guiness Mahon Holdings plc, a merchant bank, and served as a director of Ladbroke Group plc, an entertainment and leisure company, until May 1996.

    The Marquess of Hartington became a director of the Company in September 1994 and assumed the role of Deputy Chairman of the Company, effective April 15, 1996. He serves as a director of a number of private companies, including Chatsworth, and estates in Derbyshire, Yorkshire, and Sussex.

    Mr. Kravis became a director of the Company in October 1996. He co-founded Kohlberg Kravis Roberts & Co., a merchant banking firm, in 1976 and currently serves as a director of AutoZone, Inc., Borden, Inc., Bruno's, Inc., Flagstar Companies Inc., Flagstar Corporation, Gillette Co., IDEX Corporation, K-III Communications Corporation, Merit Behavioral Care Corporation, Newsquest Capital plc, Owens-Illinois, Inc., Owens Illinois Group, Inc., Safeway, Inc., Union Texas Petroleum Holdings, Inc., and World Color Press, Inc. Mr. Kravis is a member of the Council on Foreign Relations and also serves on the boards of trustees of the Metropolitan Museum of Art, Central Park Conservancy, and Mount Sinai Hospital. He is Chairman of the Board of Public Television Channel 13/New York and the New York City Investment Fund.

    Mr. de Pury was appointed Chairman of Sotheby's Europe in January 1994. He served as Deputy Chairman of Sotheby's Europe from 1992 through 1993. From 1988 to 1991, he served as Deputy Chairman of Sotheby's (U.K.), directly responsible for European business development. Mr. de Pury joined the Company in 1975. From 1975 to 1979, he performed several functions within the Company, among them opening the Geneva office. He rejoined the Company in 1986 as Managing Director, Sotheby's International, Inc., responsible for all continental European offices. He has been a director of the Company since 1995.

    Mr. Ruprecht was appointed Executive Vice President and Managing Director of Sotheby's, Inc. in February 1994. From 1992 to February 1994, Mr. Ruprecht served as Director of Marketing for the Company worldwide and also oversaw a number of specialist departments. From 1986 to 1992, he served as Director of Marketing for Sotheby's, Inc.

    Mr. Sheridan was appointed Senior Vice President and Chief Financial Officer of the Company in November 1996. From 1987 until November 1996, Mr. Sheridan was a partner at the accounting and consulting firm of Deloitte & Touche LLP.

    Mr. Taubman is a private investor. Since 1983, Mr. Taubman has been the largest shareholder and Chairman of the Company. He is Chairman of Taubman Centers, Inc., a company engaged in the regional retail shopping center business. Mr. Taubman serves as a member of the board of directors of Livent Inc., a producer of theatrical works. He also serves as a director of Hollinger International Inc., a publisher of English language newspapers.

    Mr. Thompson has been a director of the Company since 1983 and Co-Chairman of Sotheby's Asia since 1996. He was Chairman of Sotheby's Asia, Inc. from 1992 through 1995. From 1986 to 1991 he was Deputy Chairman of Sotheby's (U.K.), directly responsible for business development in Asia.

    Mr. Wyndham became Chairman of Sotheby's (U.K.) in February 1994. From 1988 until 1994, he was a partner of the St. James Art Group, an art dealing business.

    Mr. Zuckerman has been President of Sotheby's Financial Services, Inc. since 1988.

    Based on the Company's review of the filings made by the Company's directors and officers under Section 16 of the Exchange Act, all transactions in and beneficial ownership of the Company's equity securities were reported in a timely manner.

          INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors of the Company met five times during 1996. The Board of Directors has an Audit and Compensation Committee, which met five times during 1996, and an Executive Committee, which met once during 1996. As of December 31, 1996, the Audit and Compensation Committee consisted of Mr. Fisher, Viscount Blakenham, Mr. Curley, and Mr. Kravis, and the Executive Committee consisted of Mr. Taubman, Mr. Fisher, and Ms. Brooks. Each of the directors, with the exception of Mr. Kravis and Mr. Thompson, attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served during the applicable time period.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth all compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers (collectively, the "Named Executive Officers" and, individually, a "Named Executive Officer") of the Company during each of the last three years.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                             ANNUAL COMPENSATION                 COMPENSATION
                               ------------------------------------------------  -------------
                                                                                    SHARES
NAME AND                                                          OTHER ANNUAL    UNDERLYING        ALL OTHER
  PRINCIPAL POSITION             YEAR       SALARY     BONUS(4)   COMPENSATION    OPTIONS (#)   COMPENSATION(13)
-----------------------------  ---------  ----------  ----------  -------------  -------------  -----------------
Diana D. Brooks..............       1996  $  525,000  $  557,800(5) $  12,240(9)      50,000(12) $    51,240
  President and Chief               1995  $  500,000  $  351,050(5) $   7,920(9)     200,000     $    37,299
  Executive Officer                 1994  $  500,000  $  276,000(5) $   7,200(9)     250,000     $    35,150
Kevin A. Bousquette (1)......       1996  $  375,042  $  200,000    $       0        175,000(12) $    34,564
  Executive Vice President          1995  $  343,000  $  177,000    $       0         20,000     $    24,397
  and Chief Operating Officer       1994  $  330,000  $  104,000    $   6,000(9)           0     $    20,450
Simon de Pury................       1996  $  403,877  $  248,000    $  22,745(10)     25,000(12) $    70,808
  Chairman Sotheby's                1995  $  418,883  $  179,025    $  21,739(10)     20,000     $    53,895
  Europe                            1994  $  322,142  $  160,000(6) $  10,597(9)      66,000     $    47,480
Henry Wyndham(2).............       1996  $  212,085  $  207,990(7) $  75,408(11)     25,000(12) $    44,384
  Chairman, Sotheby's               1995  $  206,716  $  222,900(7) $  74,400(11)     40,000     $     4,939
  (U.K.)                            1994  $  183,960  $  137,390(7) $  46,400(11)     75,000     $     4,404
William F. Ruprecht(3).......       1996  $  300,000  $  181,563    $       0         25,000(12) $    29,260
  Managing Director,                1995  $  260,000  $  177,000    $       0         17,500     $    19,977
  Sotheby's North and               1994  $  225,000  $  157,500(8) $       0          8,000     $    17,656
  South America

------------------------

(1) Mr. Bousquette was appointed Executive Vice President and Chief Operating Officer in September 1996.

(2) Mr. Wyndham joined the Company as Chairman, Sotheby's (U.K.), effective February 1994.

(3) Mr. Ruprecht was appointed Executive Vice President and Managing Director of Sotheby's, Inc. in February 1994.

(4) 1996 bonus amounts include cash paid in 1997 in respect of 1996 performance.

(5) The 1996 and 1995 bonus amounts include a deferred bonus of $43,300 and $21,050, respectively, paid for services rendered in connection with the acquisition of Pierre Matisse Gallery Corporation ("Matisse") and the management of AMA. The 1994 bonus amount includes a payment of $30,000, representing the balance of a special bonus awarded to senior officers to reflect the fact that salaries had been frozen since January 1990 and a deferred bonus of $46,000 paid for services rendered in connection with the acquisition of Matisse and the management of AMA.

(6) The 1994 bonus amount includes a payment of $60,000, representing the balance of a special bonus awarded to senior officers to reflect the fact that salaries had been frozen since January 1990.

(7) The 1994, 1995, and 1996 bonus amounts include a supplemental payment of $45,990 to be paid each of the first three years of Mr. Wyndham's employment, in accordance with the terms of his employment agreement.

(8) The 1994 bonus amount includes a payment of $37,500, representing the balance of a special bonus awarded to senior officers to reflect the fact that salaries had been frozen since January 1990.

(9) Car allowance.

(10) Car leasing and maintenance fees.

(11) Housing and travel allowance.

(12) Except for Mr. Bousquette, the number of shares underlying options refers only to option grants under the Company's Performance Share Purchase Plan. The number of shares underlying options received by Mr. Bousquette consisted of 25,000 shares under the Company's Performance Share Purchase Plan and 150,000 shares under the Company's 1987 Stock Option Plan.

(13) The amounts disclosed in this column for 1996 include:

    (a) Company contributions of the following amounts under the Company's Retirement Savings Plan, a qualified defined contribution plan: $7,500 on behalf of Ms. Brooks, $7,500 on behalf of Mr. Bousquette and $7,500 on behalf of Mr. Ruprecht.

    (b) Company accruals of the following amounts under benefit equalization agreements: $43,740 on behalf of Ms. Brooks, $27,064 on behalf of Mr. Bousquette and $21,760 on behalf of Mr. Ruprecht.

    (c) a Company contribution under the Switzerland plans of $70,808 on behalf of Mr. de Pury.

    (d) a Company contribution under the U.K. pension plan of $44,384 on behalf of Mr. Wyndham.

  U.K. PENSION PLAN

    Sotheby's (U.K.) maintains a funded defined benefit pension plan for its employees who are U.K. residents. Henry Wyndham is the only Named Executive Officer who participates in the plan and has three credited years of service with the Company.

    Pension benefits under the plan for employees contributing 4% of salary are 1/60th of the employee's final pensionable salary for every year of service up to a maximum of 40 years. For participants contributing 2% of salary, the benefits accrue at half the rate indicated above. Benefits are paid monthly commencing at retirement, which is at age 60, although the Company may elect to continue employment of the individual after that date, and if the Company agrees, the employee may elect to make further contributions until the age of
65. The compensation covered by the plan is the employee's pensionable earnings (subject to the limitation described below), which includes "Salary", but excludes "Bonus" and "Other Annual Compensation" disclosed in the Summary Compensation Table.

    The plan also provides for a death benefit in the amount of four times the employee's base salary at the time of death plus the refund of the employee's contributions to the plan and provides for a pension of 33 1/3% of the employee's base salary at the date of death to be paid to the employee's spouse, or proportionately less if the employee has elected to contribute at the reduced rate.

    The table below sets forth the estimated annual benefits (in pounds sterling) payable upon retirement under the plan assuming the employee contributes at 4% of base salary. Current Inland Revenue regulations limit the pensionable salary with respect to which pension benefits may be based to a maximum of 82,200 British Pounds ("BP").

                                 PENSION TABLE

                                 YEARS OF SERVICE
REMUNERATION   -----------------------------------------------------
     (L)          15         20         25         30         35
-------------  ---------  ---------  ---------  ---------  ---------
   40,000         10,000     13,333     16,667     20,000     23,333
   60,000         15,000     20,000     25,000     30,000     35,000
   80,000         20,000     26,666     33,333     40,000     46,666

  SWITZERLAND PLAN

    In accordance with the requirements of Swiss law, Sotheby's AG, the Company's Swiss operating subsidiary, established in 1985 a fully insured pension plan (the "First Swiss Plan") for its full-time employees whose salaries exceed 23,280 Swiss francs ("SF") (equivalent to approximately $19,180), up to a fixed ceiling of SF 116,400 (equivalent to approximately $95,900). There are two elements of the First Swiss Plan: a savings element (the "Savings Plan") and a risk element (the "Risk Plan"). Employees are eligible to join the Savings Plan as of the January 1 following attainment of age 24 and the Risk Plan as of the January 1 following attainment of age 17.

    Under the Savings Plan, an individual retirement account is established for each participating employee. Each year, the account is credited with a percentage of the employee's adjusted salary, which is the employee's annual salary, excluding bonuses and other allowances, reduced by SF 23,280. Longer serving employees were made eligible for additional Company contributions in respect of service with the Company prior to 1985. The percentage of adjusted salary credited to the account ranges from 7% to 30%, depending on the employee's age, sex and past service. The Company pays 70% of this total contribution, with the remainder paid by employees. The account is also credited with interest at a rate fixed by the Swiss government's executive branch.

    At retirement age, which is age 65 for men and age 62 for women, the employee's account is convertible, at the employee's election, to a life annuity, with provisions for contingent widow's pension of 60% of the retiree's benefit and immediate pensions of 20% of the retiree's benefit for certain children of the retiree.

    The Risk Plan provides disability and death benefits to employees, their widows and certain of their children. Benefits are generally a percentage of the amount credited to the employee's account, excluding interest. Benefits under the Risk Plan are funded by insurance premiums, all of which are paid by the Company.

    Sotheby's A.G. has also established a second pension plan (the "Second Swiss Plan") which is non-compulsory and has only a savings element. Benefits under the Second Swiss Plan are based on the amount by which an employee's total salary exceeds SF 116,400. The Company pays approximately 74% of the total contribution, with the remainder paid by employees.

    Mr. de Pury is the only Named Executive Officer who participates in the First Swiss Plan and the Second Swiss Plan. A total of SF 87,732 (approximately $70,808) contributed in 1996 by the Company on behalf of Mr. de Pury is included in the Summary Compensation Table.

  BONUSES

    The Company's officers are eligible to receive incentive bonuses. Bonuses are recommended by management and approved by the Audit and Compensation Committee. Actual awards are a function of the Company's after-tax worldwide profit and each individual's performance. Every supervisor conducts an employee review. As part of the review, the supervisor and the employee determine future objectives against which the employee's performance will be measured. In addition, the program allows the Audit and Compensation Committee the discretion to address exceptional performance and unusual circumstances.

  BENEFIT EQUALIZATION AGREEMENTS

    The total annual contributions to the Company's Retirement Savings Plan, which is the Company's U.S. qualified defined contribution plan, are subject to certain limitations under applicable law, as amended, for each participant. Officers (generally senior vice presidents and above) of the Company and its U.S. subsidiaries who are affected by such limitations may enter into agreements pursuant to which their salaries will be reduced, and the Company will maintain accounts on their behalf, in the amount of the difference between (i) the aggregate amount of contributions that would have been made to the Retirement Savings Plan in the absence of the limitations, and (ii) the aggregate amount of contributions actually made to the Retirement Savings Plan. Benefits under these unfunded agreements are paid to a participant one year following the participant's termination of employment with the Company, unless the participant elects to defer receipt of payment. Amounts deferred by the Named Executive Officers of the Company pursuant to benefit equalization agreements in 1996 have been included in the Summary Compensation Table.

                                 STOCK OPTIONS

    The following tables set forth information regarding option grants under the Company's 1987 Stock Option Plan, including its U.K. Sub-plan (the "1987 Plan") and the Company's Performance Share Purchase Plan (the "Performance Plan") to the Named Executive Officers in 1996:

                             OPTION GRANTS IN 1996

                                              INDIVIDUAL GRANTS
                       ---------------------------------------------------------------           POTENTIAL REALIZABLE
                                    PERCENT OF                                                     VALUE AT ASSUMED
                        NUMBER OF      TOTAL                                                    ANNUAL RATES OF STOCK
                         SHARES       OPTIONS                 FAIR MARKET                       PRICE APPRECIATION FOR
                       UNDERLYING   GRANTED TO    EXERCISE     VALUE OF                             OPTION TERM(5)
                         OPTIONS     EMPLOYEES    PRICE PER   UNDERLYING   EXPIRATION   --------------------------------------
                         GRANTED    IN 1996 (3)   SHARE (4)     SHARES        DATE          0%           5%           10%
                       -----------  -----------  -----------  -----------  -----------  ----------  ------------  ------------
Diana D. Brooks......      50,000(1)      23.3%   $    3.69    $   14.75      1/30/06   $  553,000  $  1,016,810  $  1,728,385
Kevin A.
  Bousquette.........      25,000(1)      11.6%   $    3.69    $   14.75      1/30/06   $  276,500  $    508,405  $    864,193
                          150,000(2)      20.6%   $   15.75    $   15.75      9/10/06   $        0  $  1,485,764  $  3,765,217
Simon de Pury........      25,000(1)      11.6%   $    3.69    $   14.75      1/30/06   $  276,500  $    508,405  $    864,193
Henry Wyndham........      25,000(1)      11.6%   $    3.69    $   14.75      1/30/03   $  276,500  $    426,618  $    626,339
William F.
  Ruprecht...........      25,000(1)      11.6%   $    3.69    $   14.75      1/30/06   $  276,500  $    508,405  $    864,193

------------------------

(1) These options were granted under the Performance Plan and will be exercisable upon the fulfillment of certain performance criteria based on the Company's earnings per share and return on equity as well as fulfillment of time vesting requirements established by the Audit and Compensation Committee. The options, which have a three-year performance period, time vest, regardless of achieving performance criteria, in one-third increments on each of the third, fourth, and fifth anniversaries of the date of grant. If the performance goal has been achieved at the time these options begin time vesting, the options will become exercisable when the time vesting requirement is met. If the performance goal is not achieved by the end of the performance period, the options will not become exercisable upon time vesting. Rather, the designated performance goal will automatically be adjusted by a predetermined amount and the performance period will be extended one year. Upon achievement of the adjusted performance goal, the options will be exercisable to the extent that they have time vested. If the adjusted performance goal is not achieved by the end of the seventh year after the date of grant, the option will expire. During the term of each Performance Plan option, the option accrues dividend equivalents which are payable to the option holder when the option becomes exercisable.

(2) These options were granted under the 1987 Plan and will vest and become exercisable to the extent of one-fifth of the number of shares subject to the option on each of the first, second, third, fourth and fifth anniversaries of the date of grant.

(3) This figure is calculated by dividing the total numbers of options granted under a plan to the individual by the total number of option granted under that plan to all employees.

(4) The exercise price of each option under the Performance Plan is 25% of the fair market value of the underlying shares, determined as of the date of grant. The exercise price of each option under the 1987 Plan is the fair market value of the underlying shares as of the date of grant. Only options to purchase Class B Common Stock may be granted under the 1987 Plan and the Performance Plan. Because Class B Common Stock is convertible into Class A Common Stock and there is no public market for the Class B Common Stock, for purposes of the 1987 Plan and the Performance Plan, the fair market value of the stock underlying an option is the NYSE closing price per share of the Class A Common Stock on the last business day before the option grant.

(5) The actual value, if any, that may be realized by each individual will depend on the closing price of the Class A Common Stock on the NYSE on the day preceding the exercise date. The option term is ten years for options granted under the 1987 Plan and ten years under the Performance Plan (seven years for options granted to UK residents), as indicated in the "Expiration Date" column. The appreciation rates used in the table are provided to comply with Item 402(c) of Regulation S-K and do not necessarily reflect the views of management as to the potential realizable value of options.

         AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                        SHARES                 OPTIONS AT FISCAL YEAR-END      AT FISCAL YEAR END
                                      ACQUIRED ON    VALUE     --------------------------  ---------------------------
NAME                                   EXERCISE     REALIZED   EXERCISABLE  UN-EXERCISABLE EXERCISABLE   UN-EXERCISABLE
------------------------------------  -----------  ----------  -----------  -------------  ------------  -------------
Diana D. Brooks.....................           0(1) $        0    368,000       410,000    $  1,684,625   $ 2,127,500
                                               0(2)          0          0        50,000               0       746,750
Kevin A. Bousquette.................      30,000(1) $  150,000     64,000       226,000    $    398,500   $   922,750
                                               0(2)          0          0        25,000               0       373,375
Simon de Pury.......................       8,000(1) $   33,750    111,734       100,266    $    524,270   $   443,230
                                               0(2)          0          0        25,000               0       373,375
Henry Wyndham.......................           0(1) $        0          0       115,000    $          0   $   469,375
                                               0(2)          0          0        25,000               0       373,375
William F. Ruprecht.................           0(1) $        0     78,700        32,800    $    551,425   $   220,200
                                               0(2)          0          0        25,000               0       373,375

------------------------

(1) Information in this row concerns option grants under the 1987 Plan only.

(2) Information in this row concerns option grants under the Performance Plan only.

                 REPORT OF THE AUDIT AND COMPENSATION COMMITTEE

    The Audit and Compensation Committee is responsible to the Board of Directors for overseeing and reviewing audit results, monitoring the effectiveness of internal audit functions, and advising the Board with respect to compensation matters and employee benefit plans of the Company. The Audit and Compensation Committee has authority to grant options under the 1987 Plan, as well as options under the Sotheby's Holdings, Inc. 1997 Stock Option Plan (the "1997 Plan") and the Performance Plan. As of December 31, 1996, the Audit and Compensation Committee consisted of Max M. Fisher, Chairman, Viscount Blakenham, Walter J.P. Curley, and Henry R. Kravis, none of whom participated in any of the plans administered by the Audit and Compensation Committee.

PHILOSOPHY

    The Company has a long-standing philosophy of establishing compensation levels that are designed to both attract and retain executives with outstanding leadership ability and experience and be competitive in the market.

    Compensation for executive officers is comprised of three major components: salary, cash bonuses and equity-based incentives.

    The Audit and Compensation Committee considers the following factors in determining an executive officer's total compensation, including equity-based incentives: (i) Company performance, (ii) individual performance and job responsibilities, (iii) comparative analyses of compensation levels and option grant levels at companies in various comparable lines of business (iv) historical compensation levels and stock option grants by the Company and (v) recommendations of management. The comparative analysis of compensation packages and the companies selected for comparison are provided by professional compensation consultants approved by the Audit and Compensation Committee and retained by the Company for this purpose. The executive compensation comparative analysis includes companies from other industries, because the Audit and Compensation Committee believes that the Company's range of competitors for executive talent is broader than the peer group that is appropriate for purposes of comparing shareholder return in the Performance Comparison Graph on page 17.

COMPENSATION DEDUCTIBILITY

    The Audit and Compensation Committee has taken into consideration Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and related regulations as they relate to compensation paid to the Named Executive Officers. In order to preserve the deductibility for federal income tax purposes of certain compensation in excess of $1 million that may be paid to the Named Executive Officers, the applicable requirements of Section 162(m) of the Code ("Section 162(m)") have been incorporated into the 1997 Plan and the Performance Plan.

ANNUAL COMPENSATION

  SALARY

    The Audit and Compensation Committee sets base salaries for executives which both reflect the job responsibilities of each individual and are consistent with base salaries paid for competitive positions in the market.

  ANNUAL CASH INCENTIVES

    Effective January 1, 1995, the Company adopted a new bonus program for all bonus-eligible employees, including the Chief Executive Officer ("CEO") and the other Named Executive Officers, based upon the achievement of both Company and individual objectives. Positions within the Company have been separated into salary grades, with bonus opportunities (expressed as a percentage of salary) gradually increased through the grades. Within each grade there is a range of bonus targets. The bonus amount is subject to the overall approval of the Audit and Compensation Committee with respect to all participants, and to the specific approval of the Audit and Compensation Committee with regard to senior management. Targets are set each year by senior management. Targets and bonus opportunities are communicated to employees at the beginning of each year.

    Every supervisor conducts an employee review. However, as part of the review, the supervisor and the employee will determine future objectives against which the employee's performance will be measured. A certain percentage of an employee's bonus target is based upon individual performance; the remaining percentage is based on worldwide Company performance. If all objectives are met, the employee can receive up to 100% of the bonus target amount. If performance exceeds the established objectives, the Audit and Compensation Committee has the discretion to address such circumstances.

    For 1996, the CEO and the other Named Executive Officers, as well as all other bonus plan participants eligible for a bonus, received bonuses that reflected achievement of the worldwide Company performance target at 100%. In addition, certain individuals, including the CEO and the other Named Executive Officers, who surpassed their individual performance objectives were awarded bonuses that reflected performance exceeding the established objectives.

LONG-TERM COMPENSATION

  STOCK OPTIONS

    The purpose of the Company's 1987 Plan is to provide employees with long-term incentives that link their interests with the interests of shareholders. In addition, the 1987 Plan's vesting schedules encourage key employees to continue in the employ of the Company. The Company granted stock options to approximately 26% of its employees in 1996. Because the Audit and Compensation Committee's authority to grant stock options under the 1987 Plan expires in July, 1997, the Board, upon the Audit and Compensation Committee's recommendation, and the Company's shareholders adopted the 1997 Plan to succeed the 1987 Plan at the 1996 annual shareholders meeting.

    The Audit and Compensation Committee determines the stock option grants to the Named Executive Officers based on each individual's current and expected future contribution to the Company, as well as competitive market practice and related factors listed above.

CEO COMPENSATION

    The Audit and Compensation Committee meets, apart from the Board, to review the CEO's performance, determine annual and long-term compensation for the CEO, and set the CEO's bonus target.

                      THE AUDIT AND COMPENSATION COMMITTEE

                            Max M. Fisher, Chairman
                                  Conrad Black
                               Viscount Blakenham
                               Walter J.P. Curley
                                Henry R. Kravis

                               PERFORMANCE GRAPH

    The following graph compares the Company's cumulative total shareholder return on its Class A Common Stock (for the five year period from December 31, 1991 to December 31, 1996) with the cumulative return of the Standard & Poor's 500 Stock Index ("S&P 500"), the Standard & Poors MidCap 400 Stock Index ("S&P Midcap 400") and Christies International plc ("Christie's").

    The Company and Christie's, a publicly held company in the United Kingdom, are the two largest art auction houses in the world. The auction sales in 1996 of the next largest auction house totaled approximately 5% of the combined sales of Sotheby's and Christie's in that year. Based on the unique nature of the international art auction business and the large gap between the two largest auction houses and the next competitor, a peer group of one, Christie's, provides the most appropriate index.

    The graph reflects an investment of $100 in the Company's Class A Common Stock, S&P 500, S&P MidCap 400, and Christie's stock, respectively, on December 31, 1991, and a reinvestment of dividends at the average of the closing stock prices at the beginning and end of each quarter. Christie's stock trades on the London Stock Exchange in pounds sterling; the sterling amounts at each date on the graph have been translated into U.S. dollars using the exchange rates prevailing at the close of business on those dates. Beginning this year, the Company has elected to replace the S&P 500, which does not include the Company, with the S&P MidCap 400, of which the Company is a component. The Company believes that the criteria for the S&P MidCap 400 better reflects businesses that have a market capitalization comparable to that of the Company than does the S&P 500. Because the Company has used the S&P 500 as its broad equity market index in past years, the Performance Graph set forth below includes both the S&P 500 and S&P MidCap 400 indices for comparative purposes.

                       FIVE YEAR CUMULATIVE TOTAL RETURN
         OF SOTHEBY'S, CHRISTIE'S, THE S&P 500, AND THE S&P MIDCAP 400

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             SOTHEBY'S   CHRISTIE'S   S&P 500    S&P MIDCAP 400
12/31/1991       100         100        100            100
12/31/1992       107          81        108            112
12/31/1993       139         121        118            127
12/31/1994       106         102        120            123
12/31/1995       133         122        165            161
12/31/1996       178         151        203            192

                                                                  12/31/91     12/31/92     12/31/93     12/31/94     12/31/95
                                                                 -----------  -----------  -----------  -----------  -----------
Sotheby's......................................................   $     100    $     107    $     139    $     106    $     133
Christie's.....................................................   $     100    $      81    $     121    $     102    $     122
S&P 500........................................................   $     100    $     108    $     118    $     120    $     165
S&P MidCap 400.................................................   $     100    $     112    $     127    $     123    $     161

                                                                  12/31/96
                                                                 -----------
Sotheby's......................................................   $     178
Christie's.....................................................   $     151
S&P 500........................................................   $     203
S&P MidCap 400.................................................   $     192

CERTAIN EMPLOYMENT ARRANGEMENTS

    In October 1993, the Company entered into an agreement with Henry Wyndham regarding his employment as Chairman of Sotheby's (U.K.), which began on February 1, 1994. At that time, Mr. Wyndham received a bonus of L100,000. Mr. Wyndham's annual salary will not exceed L130,000 for the first three years, and thereafter will not be less than L130,000. In addition, for each of the first three years, Mr. Wyndham will receive a non-pensionable salary supplement of L30,000 per year.

    The Company has entered into an employment agreement with Lord Camoys, pursuant to which he serves as the Company's Deputy Chairman. Under the agreement, Lord Camoys received an initial grant of options under the 1987 Plan with respect to 50,000 shares. The rate of Lord Camoys's base salary under the agreement during 1996 was BP100,000. Lord Camoys was not paid a bonus in 1996. He also receives an annual travel allowance of BP10,000. The agreement expires in 1998.

    Under Lord Gowrie's employment agreement which expired at the end of 1995, the Company was required to make a one-time additional contribution to his pension fund of BP97,000, which was made during 1996. As a result of his retirement at the end of 1995, Lord Gowrie exercised 28,000 options issued under the 1987 Plan. Pursuant to a consulting agreement between Lord Gowrie and the Company, he received a salary of BP20,000 for 1996. This agreement expired at the end of 1996.

    In April 1996, the Company entered into a consulting agreement, effective April 15, 1996, with the Marquess of Hartington, which requires him to devote approximately two days per week to providing consulting services to the Company. Under this agreement, the Marquess of Hartington is being paid a consulting fee of BP50,000 per year and is being reimbursed for related expenses.

CERTAIN TRANSACTIONS

  LOAN PROGRAMS

    The Company maintains two U.S. bank loan programs which are available to certain employees at the discretion of the Chief Executive Officer. The first program allows U.S. employees to borrow from a bank on a demand note basis and pay interest at the prime rate. Under the second program, until December 1995, the Company lent money to certain employees for a term of 15 years to purchase or refinance a residence at an interest rate of the prime rate minus 1.0% to 2.0%. In December 1995, this program was replaced by a bank loan program providing comparable loan terms and interest rates. Under all programs, loans exceeding $400,000 require the approval of either the Audit and Compensation Committee or the Executive Committee of the Board of Directors. All payment obligations under both U.S. bank loan programs are guaranteed by the Company, and all loans under both programs are repayable in full when an employee leaves the Company. At February 13, 1997, Mitchell Zuckerman, an executive officer, had guaranteed borrowings outstanding under the first program of $11,333 and borrowings of $173,333 under the second program. At February 13, 1997, William Ruprecht, another executive officer, had borrowings outstanding under the second program of $805,139. In addition, the Company has guaranteed $276,500 of a bank mortgage loan to Henry Wyndham, an executive officer.

  PURCHASE OF ASSETS

    In October 1993, Sotheby's (U.K.) entered into an agreement with Henry Wyndham Fine Art Ltd. ("Fine Art"), an art dealing business in which Henry Wyndham, currently Chairman of Sotheby's (U.K.), has a substantial equity interest. Under the agreement, the Company agreed to purchase various paintings from Fine Art, as well as Fine Art's partial interest in another painting. Under the terms of the agreement, the Company paid Fine Art BP150,000 (approximately, $225,450) as an advance for a portion of its interest in such painting in February 1994. On February 1, 1995, the advance began to bear interest and will continue to do so until Fine Art exercises its right to sell its remaining interest in such painting to Sotheby's (U.K.) for BP180,000 (approximately $288,180). The original cost to Fine Art of its ownership interest in such painting was approximately BP300,000 (approximately $480,300). However, the Company believes the fair market value of such interest to be in excess of the purchase price. The various purchase prices were determined by the Company with reference to recent sale prices of comparable property.

  YORK PROPERTY

    Sotheby's, Inc. (a wholly-owned subsidiary of the Company) is headquartered at 1334 York Avenue, New York, New York (the "York Property"). The Company currently leases the York Property, comprising approximately 160,500 square feet, from an unaffiliated party under a 30-year lease expiring in 2009, which contains an option to extend the term for an additional 30 years until July 31, 2039. The lease also grants the Company a right of first refusal with respect to the sale of the York Property.

    York Avenue Development, Inc. ("York"), an indirect subsidiary of the Company, has the right to purchase the York Property by exercising certain options available through January 31, 1999 and during the months of August 1999, August 2004 and July 2009.

    Under an agreement (as amended, the "Financing and Guarantee Agreement"), among Sotheby's, Inc., York, and Taubman York Avenue Associates, Inc. ("Associates"), Associates has agreed that it will assist York in developing and financing a new, mixed-use tower (the "New Tower") over the existing four-story building on the York Property, should a decision be made to proceed with such development. Sotheby's, Inc. has structured the transaction to isolate the financial exposure of the Company with respect to development of the New Tower in one subsidiary, namely, York. Associates assigned all of its assets and liabilities to York Avenue Advisors, Inc. ("Advisors"), pursuant to an Assignment and Assumption of Financing and Guarantee Agreement, dated as of June 1, 1995, and a Bill of Sale and Assignment and Assumption Agreement (regarding Contracts, General Intangibles, Receivables, and other Assets and Liabilities), dated as of June 1, 1995. The grantor trust of A. Alfred Taubman, the Company's Chairman and largest shareholder, is the sole shareholder of Advisors and was the sole shareholder of Associates. The Financing and Guarantee Agreement expires on October 1, 1997 if New Tower construction has not commenced on or before September 30, 1997.

    Sotheby's, Inc. also assigned to York its rights and obligations under a project services agreement dated November 8, 1985 (the "Project Services Agreement") between Sotheby's, Inc. and The Taubman Company ("TTC"), which is an affiliate of A. Alfred Taubman. Under the Project Services Agreement, TTC agreed to develop the New Tower on behalf of Sotheby's, Inc. and to provide consultation and advice to Sotheby's, Inc. in connection with the development of the New Tower, should a decision be made to proceed with the development.

                           COMPENSATION OF DIRECTORS

    Subject to shareholder approval, each director of the Company who is not an employee of the Company shall receive an annual retainer fee of the equivalent of $10,000 in shares of the Company's Class A Common Stock, which the director may elect to receive in cash, and 1,500 shares of the Company's Class A Common Stock, plus a fee of $1,000 for each Board meeting attended by such director, and a fee of $500 for each committee meeting ($1,000 for the chairman of the committee) attended by such director, in addition to reimbursement of expenses. Except as noted, all of the foregoing fees will be paid in cash. Prior to 1997, each director who was not an employee of the Company received an annual retainer fee of $20,000, plus the per meeting fees described above, and expenses reimbursement. Each non-employee director of the Company also was paid annually 750 shares of the Company's Class A Common Stock.

  APPROVAL OF THE AMENDED AND RESTATED SOTHEBY'S HOLDINGS, INC. DIRECTOR STOCK
                                 OWNERSHIP PLAN

    On February 18, 1997, the Board of Directors unanimously adopted the Amended and Restated Sotheby's Holdings, Inc. Director Stock Ownership Plan (the "Director Plan"). The Director Plan provides that each director who is not an employee of the Company will receive a minimum of 1,500 shares of the Company's Class A Common Stock as part of his or her annual retainer.

PRINCIPLE FEATURES OF THE DIRECTOR PLAN

    ADMINISTRATION. The Director Plan provides for annual grants to eligible participants; therefore, ongoing administration of the Director Plan is ministerial.

    ELIGIBLE PARTICIPANTS. Each non-employee Director of the Company is an eligible participant. As of March 17, 1997, Mr. Taubman, Mr. Fisher, Lord Hartington, Lord Blakenham, Mr. Curley, Lord Gowrie, Mr. Kravis, and Mr. Black were eligible to participate in the Director Plan and will receive a grant in 1997.

    STOCK COMPENSATION AND ELECTIONS. Each non-employee director shall receive, as his annual retainer, (i) the equivalent of $10,000 in shares of the Company's Class A Common Stock (the "Cash Equivalent Stock Fee"); and (ii) 1,500 shares of the Company's Class A Common Stock. Each non-employee Director may also elect to receive a cash payment in lieu of the Cash Equivalent Stock Fee otherwise payable to him or her for services to be rendered as a Director during the year. Any such election must be made with respect to not less than all of the Cash Equivalent Stock Fee otherwise payable to such Director and must be made generally on or before January 31 of each year for which the election is being made, but may be revoked once made, at any time. After an election has been made, it shall be effective for all succeeding years unless revoked.

    NUMBER OF SHARES SUBJECT TO THE DIRECTOR PLAN. A total of 200,000 shares of Class A Common Stock have been reserved for issuance pursuant to the Director Plan. The Company has registered the issuance of 50,000 of these shares under the Securities Act of 1933 and qualified them for listing on the NYSE. The remaining shares will be registered under the Securities Act of 1933 and qualified for listing on the NYSE.

BOARD RECOMMENDATION

    The Board of Directors believes that increasing the amount of stock compensation for directors of the Company is important because increased stock ownership in the Company by directors further aligns the interest of Board members with those of the Company's shareholders. The non-employee Directors are not eligible to participate in the 1987 Plan, the 1997 Plan, the Performance Plan or any of the other compensation plans of the Company. Accordingly, the Board recommends that the shareholders vote FOR adoption of the Director Plan.

REQUIRED VOTE

    The affirmative vote of a majority of the votes cast at the Meeting by the holders of Class A Common Stock and the holders of Class B Common Stock, voting as a single class, is required for approval of the Director Plan.

                              INDEPENDENT AUDITORS

    Deloitte & Touche LLP, has been the independent auditors for the Company since 1983. The Board of Directors has selected Deloitte & Touche LLP as the independent auditors for 1997. Although shareholder approval of the appointment is not required by law and is not binding on the Board of Directors, the Board will take the appointment of Deloitte & Touche LLP under advisement if such appointment is not approved by the affirmative vote of a majority of the votes cast at the Meeting.

    The Company expects that representatives of Deloitte & Touche LLP will be present at the Meeting and will be afforded an opportunity to make a statement if they desire to do so. The Company also expects such representatives of Deloitte & Touche LLP to be available at that time to respond to appropriate questions addressed to the officer presiding at the Meeting.

                         PROPOSALS OF SECURITY HOLDERS

    Any shareholder proposal intended to be presented for consideration at the annual meeting to be held in 1998 must be received by the Company at 500 N. Woodward Avenue, Suite 100, Bloomfield Hills, Michigan 48304 by the close of business on December 30, 1997. If the date of such meeting is changed by more than 30 days from the date such meeting is scheduled to be held, the proposal must be received by the Company at a reasonable time before the solicitation of proxies for such meeting is made. Proposals should be sent to the attention of the Secretary. A person may submit only one proposal for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof (which in the aggregate may not exceed 500 words in length) from its proxy statement and form of proxy.

                          COSTS OF PROXY SOLICITATION

    The cost of preparing, assembling and mailing the proxy material will be borne by the Company. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy material to, and to obtain Proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

March 26, 1997

                                    ANNEX A

                            SOTHEBY'S HOLDINGS, INC.

               AMENDED AND RESTATED DIRECTOR STOCK OWNERSHIP PLAN

    1. ADOPTION; TERM; AND ADMINISTRATION. The Amended and Restated Director Stock Ownership Plan (the "Plan") has been approved by the Board of Directors (the "Board") of Sotheby's Holdings, Inc. (the "Company") and shall become effective as of February 18, 1997. The Plan shall remain in effect until terminated or abandoned by action of the Board and shall be administered by the Board.

    2. SHARES SUBJECT TO THE PLAN. The shares to be issued under this Plan shall be shares of the Company's authorized but unissued Class A Limited Voting Common Stock, par value $0.10 per share ("Common Stock"). Subject to adjustment for share subdivision, consolidation, or other capital readjustment, the aggregate number of shares reserved and available for issuance under the Plan is 200,000 shares of Common Stock.

    3. STOCK COMPENSATION AND ELECTIONS. Each non-employee director shall receive, as his annual retainer, (i) the equivalent of $10,000 in shares of Common Stock (the "Cash Equivalent Stock Fee"); and (ii) 1,500 shares of the Company's Common Stock. Each non-employee Director may also elect to receive a cash payment in lieu of the Cash Equivalent Stock Fee otherwise payable to him or her for services to be rendered as a Director during the year. Any such election must be made with respect to not less than all of the Cash Equivalent Stock Fee otherwise payable to such Director and must be made on or before January 31 (except for 1997, in which such election shall be made as soon as practicable after February 18) of each year for which the election is being made, but may be revoked once made, at any time. After an election has been made, it shall be effective for all succeeding years unless revoked.

    4. ELECTION UPON FILLING A BOARD VACANCY.  Notwithstanding the foregoing
Section 3, in the event a vacancy arises on the Board and such vacancy is filled by the Board, then the individual who is so appointed by the Board to fill such vacancy, provided he or she is eligible to participate in this Plan, shall be permitted to make an election (an "Interim Election") as to not less than all of the Cash Equivalent Stock Fee otherwise payable to him or her as a Director. Any such Interim Election (i) must be made promptly after the date on which such individual fills the Board vacancy, and (ii) may be revoked at any time.

    5. CALCULATION OF STOCK COMPENSATION. The Cash Equivalent Stock Fee shall be that number of shares of Common Stock equal to (i) $10,000 divided by (ii) the Fair Market Value (as defined below) of the Common Stock, determined as of the date on which a cash payment would have been paid had the individual made such an election under the Plan. Such payments, whether in cash or Common Stock, shall be paid periodically during each year as determined by the Company's management. If the number of shares so computed is not a whole number of shares, such number of shares shall be rounded down to the next whole number, and any remaining compensation payable to the Director shall be paid in the form of cash compensation. "Fair Market Value" means the closing price per share of Common Stock on the New York Stock Exchange on the day before the relevant date hereunder.

    6. AMENDMENT AND TERMINATION OF THE PLAN. The Board may from time to time suspend, discontinue or revise or amend the Plan in any respect whatsoever.

                             SOTHEBY'S HOLDINGS, INC.
                       CLASS A LIMITED VOTING COMMON STOCK

                                      PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS -- APRIL 29, 1997

     The undersigned hereby appoints each of A. ALFRED TAUBMAN and DIANA D. BROOKS, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Sotheby's Holdings, Inc., on Tuesday, April 29, 1997, and at any adjournment thereof, and to vote at such meeting the shares of Class A Limited Voting Common Stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournment thereof.

     If at least one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, said Proxy or Proxies, as the case may be, so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

         (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR             Please mark    X
Proposals 1,2 and 3. If no direction is given,           your votes as
the shares will be voted for Proposals 1, 2 and 3.       indicated in
Such shares will be voted in the proxies' discretion     this example.
upon such other business as may properly come before the meeting.



1. Election of Directors                   Election by Holders of Class A
                                           Limited Voting Common Stock of
    FOR all Nominees         WITHHOLD      Walter J.P. Curley, Max M. Fisher,
 listed (except as           AUTHORITY     and A. Alfred Taubman as directors
     marked to the       to vote for all
 contrary to the right)      Nominees



                                           To withhold authority to vote for
                                           any individual nominee, write that
                                           nominee's name on the space
                                           provided below.

                                           -----------------------------------

2. Approval of Amended and Restated        3. Ratification of the appointment
   Sotheby's Holdings, Inc. Director          of Deloitte & Touche LLP as
   Stock Ownership Plan                       independent auditors for 1997.

   FOR    AGAINST    ABSTAIN                  FOR     AGAINST     ABSTAIN
   / /      / /        / /                    / /       / /         / /


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

___________________________________________________________________
Signature

___________________________________________________________________
Signature if held jointly

Dated:_______________________________________________________, 1997

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
THE ENCLOSED POSTAGE-PAID ENVELOPE.

-------------------------------------------------------------------
                             FOLD AND DETACH HERE


Dear Shareholders of Sotheby's Holdings, Inc.:

Enclosed you will find material regarding the Company's 1997 Annual Meeting of Shareholders. The notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a shareholder, please remember that your vote is important to us. We look forward to hearing from you.

                             SOTHEBY'S HOLDINGS, INC.
                               CLASS B COMMON STOCK

                                      PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS -- APRIL 29, 1997

     The undersigned hereby appoints each of A. ALFRED TAUBMAN and DIANA D. BROOKS, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Sotheby's Holdings, Inc., on Tuesday, April 29, 1997, and at any adjournment thereof, and to vote at such meeting the shares of Class B Common Stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournment thereof.

     If at least one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, said Proxy or Proxies, as the case may be, so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

         (Continued and to be SIGNED and dated on the reverse side.)

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR             Please mark    X
Proposals 1, 2 and 3. If no direction is given,          your votes as
the shares will be voted for Proposals 1, 2 and 3.       indicated in
Such shares will be voted in the proxies' discretion     this example.
upon such other business as may properly come before the meeting.



1. Election of Directors                   Election by Holders of Class B
                                           Common Stock of Conrad Black,
    FOR all Nominees         WITHHOLD      Viscount Blakenham, Kevin A.
 listed (except as           AUTHORITY     Bousquette, Diana D. Brooks, Lord
     marked to the       to vote for all   Camoys, The Rt. Hon. The Earl of
 contrary to the right)      Nominees      Gowrie, The Marquess of Hartington,
                                           Henry R. Kravis and Simon de Pury
                                           as directors.

                                           To withhold authority to vote for
                                           any individual nominee, write that
                                           nominee's name on the space
                                           provided below.

                                           -----------------------------------

2. Approval of Amended and Restated        3. Ratification of the appointment
   Sotheby's Holdings, Inc. Director          of Deloitte & Touche LLP as
   Stock Ownership Plan                       independent auditors for 1997

   FOR    AGAINST    ABSTAIN                  FOR     AGAINST     ABSTAIN
   / /      / /        / /                    / /       / /         / /


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

___________________________________________________________________
Signature

___________________________________________________________________
Signature if held jointly

Dated:_______________________________________________________, 1997

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
THE ENCLOSED POSTAGE-PAID ENVELOPE.

-------------------------------------------------------------------
                             FOLD AND DETACH HERE


Dear Shareholders of Sotheby's Holdings, Inc.:

Enclosed you will find material regarding the Company's 1997 Annual Meeting of Shareholders. The notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a shareholder, please remember that your vote is important to us. We look forward to hearing from you.